UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2013

Energy Services of America Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia                                                                                                                                25702-9694
(Address of Principal Executive Offices)                                                                                                                                          (Zip Code)

Registrant’s telephone number, including area code:                                                                                     (304) 399-6315

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On June 12, 2013, Energy Services of America Corporation (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors, the ratification of Arnett Foster Toothman P.L.L.C. as the Company’s independent registered public accountants, and two advisory proposals relating to executive compensation.  A breakdown of the votes cast is set forth below.

1.           The election of directors.

	For	Withheld	Broker Non-Votes

Marshall T. Reynolds	6,667,321	167,193	3,388,418
Jack M. Reynolds	6,702,831	131,683	3,388,418
Douglas V. Reynolds	6,763,474	71,040	3,388,418
Neal W. Scaggs	6,702,948	131,566	3,388,418
Joseph L. Williams	6,761,477	73,037	3,388,418
Keith Molihan	6,764,091	70,423	3,388,418
Nester S. Logan	6,761,622	72,892	3,388,418
Samuel G. Kapourales	6,763,274	71,240	3,388,418

2.           The ratification of the appointment of Arnett Foster Toothman P.L.L.C. as the Company’s independent registered public auditing firm for the year ending September 30, 2013.

For	Against	Abstain

10,127,872	79,482	15,578

3.           An advisory, non-binding resolution with respect to our executive compensation.

For	Against	Abstain

6,588,332	121,265	124,917

4.           An advisory, non-binding vote with respect to the frequency of voting on our executive compensation.

One Year	Two Years	Three Years	Abstain

6,620,125	31,245	23,405	159,739

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: June 12, 2013	By: /s/ Larry Blount
Larry Blount
Chief Financial Officer